Exhibit 24.2

POWER OF ATTORNEY

Each of the undersigned individual and entities hereby constitutes and appoints each of John DiCerbo, Fred Neary and Monique Horton, signing singly, its true and lawful attorney-in-fact to:

(1)

execute for and on behalf of the undersigned individual and entities any Schedule 13D or Schedule 13G, and any amendments thereto (each, a “Section 13 Report”) in accordance with Section 13 of the Securities Exchange Act of 1934, as amended (the “Act”) and the rules promulgated thereunder;

(2)

do and perform any and all acts for and on its behalf that may be necessary or desirable to complete and execute any Section 13 Report and joint filing agreement, and timely file such report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to its benefit, in its best interest, or that each of the undersigned individual and entities is legally required to do, it being understood that the documents executed by such attorney-in-fact on its behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

Each of the undersigned individual and entities hereby grants to each attorney-in-fact hereunder full power and authority to do and perform any and every act and thing whatsoever necessary or desirable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as it might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

Each of the undersigned individual and entities acknowledges that this Power of Attorney does not relieve it of its responsibilities to comply with Section 13 of the Act and the attorneys-in-fact, in serving in such capacity at its request, are not assuming any of its responsibilities to comply with Section 13 of the Act.

This Power of Attorney shall remain in full force and effect until each of the undersigned individual and entities is no longer required to file Section 13 Reports, unless each of the undersigned individual and entities earlier revokes it in a signed writing delivered to the attorneys-in-fact.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of April 2026.

Michael Ernest Anderson (individually)

/s/ Michael Ernest Anderson

Framework Ventures IV L.P.

By:	/s/ Michael Ernest Anderson
Name: Michael Ernest Anderson Title: Authorized Signatory

Framework Ventures Management LLC

By:	/s/ Michael Ernest Anderson
Name: Michael Ernest Anderson Title: Authorized Signatory

Framework Ventures IV GP LLC

By:	/s/ Michael Ernest Anderson
Name: Michael Ernest Anderson Title: Authorized Signatory

Framework Labs, Inc.

By:	/s/ Michael Ernest Anderson
Name: Michael Ernest Anderson Title: Authorized Signatory